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EXHIBIT 4.1

[Front of Certificate]
Incorporated Under the Laws of the State of Nevada
                                                     CUSIP NO. 020435 10 1
                            ALNILAM CORPORATION
Number                                                           Shares
                  Authorized common stock: 100,000,000 shares
                             Par Value: $.001

THIS CERTIFIES THAT

IS THE RECORD HOLDER OF

Shares of ALNILAM CORPORATION Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     Witness the facsimile seal of the Corporation and the facsimile signature of its duly authorized officers.
Dated:

/s/ Lynn Carlson                               /s/ Jason Daggett
    Secretary                                      President
                       Alnilam Corporation

                            Corporate
                              Seal
                             Nevada

Interwest Transfer Co., Inc., P.O. Box 17136  / Salt Lake City, Utah 84117
                                                Countersigned & Registered

[Back of Certificate]
NOTICE:Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other than a saving bank), or a trust company. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM     as tenants in common          UNI GIFT MIN ACT . . Custodian . . .
TEN ENT     as tenants by the entireties                  (Cust)      (Minor)
JT TEN      as joint tenants with right of       under Uniform Gifts to Minors
            survivorship and not as               Act . . . . . . . . . . .
            tenants in common                                (State)
               Additional abbreviations may also be used though not in the above list.

     For Value Received, _____________________ hereby sell, assign and transfer unto

Please insert social security or other
  identifying number of assignee

_______________________________________________________________________
(Please print or typewrite name and address, including zip code, of assignee)
_______________________________________________________________________
_______________________________________________________________________
       ______________________________________________________ Shares of the
capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint _________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

     Notice:The signature of this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever